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                                                                 Exhibit 10.14



                            TAX INDEMNIFICATION AGREEMENT



         This Tax Indemnification Agreement (the "Agreement") is made as of December 11, 1997, by and among Brandywine Operating Partnership, L.P., a Delaware limited partnership (the "Partnership"), Laurel Oak Road LLC ("Laurel Oak"), and M. Sean Scarborough ("MSS") and R. Randle Scarborough ("RSS") (collectively with Laurel Oak, the "Limited Partner").

                                     WITNESSETH:

         WHEREAS, the Limited Partner has executed that certain Amended and Restated Agreement of Limited Partnership of Brandywine Operating Partnership, L.P., dated as of November 18, 1997 (the "Partnership Agreement"); and

         WHEREAS, Limited Partner received its limited partnership interest in the Partnership in exchange for the contribution to the Partnership of certain assets listed on Schedule A hereto (the "Assets") in a transaction to which
Section 721 of the Internal Revenue Code of 1986, as amended (the "Code") applied; and

         WHEREAS, at the time of the contribution, Limited Partner had unrealized built-in gain (as defined in Treasury Regulation Section 1.704-3(a)(3)) in each Asset as set forth on Schedule A hereto; and

         WHEREAS, the Partnership is willing to reimburse and indemnify the Limited Partner for possible tax on the built-in gain of the Limited Partner in the Assets under the limited circumstances set forth herein; and

         WHEREAS, MSS and RRS are the members of Laurel Oak, and Laurel Oak may distribute its limited partnership interest in the Partnership to MSS and RRS.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                      AGREEMENT

         1. Definitions. As used in this Agreement, the capitalized terms shall have the respective meanings ascribed to them in this Section 1. Capitalized terms not defined herein, shall have the meanings ascribed to them in the Partnership Agreement.

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         "Built-in Gain" means the unrealized built-in gain of the Limited
Partner in the Assets, individually and cumulatively, as determined from time to time in accordance with Section 704(c), Treasury Regulation Section 1.704-3(a)(3) and the Partnership Agreement.

         "Covered Tax Liabilities" means the sum of (A) any federal and state taxes (excluding interest and penalties) imposed on any remaining Built-in Gain of the Limited Partner as a result of a sale or distribution (other than a distribution to the Limited Partner) of the Assets to which Section 704(c) of the Code applies at time during the Term, plus (B) any additional federal and state taxes (excluding interest and penalties) which may be imposed on a distribution to the Limited Partner under this Agreement.

         "Term" means the 48 month period beginning as of the date of this Agreement.

         2.   Indemnification for Tax on Built-in Gain.   Within 90 days
following the occurrence of an event (such as a sale or distribution of the Assets (other than a distribution to the Limited Partner) to which Section 704(c) of the Code applies) which causes the Covered Tax Liabilities to become fixed and determined, the Partnership hereby agrees that it shall cause a distribution to be made by the Partnership to the partners of the Partnership under and in accordance with Section 6.1 of the Partnership Agreement such that under such distribution, the Limited Partner shall receive an amount equal to the Covered Tax Liabilities paid by the Limited Partner. Notwithstanding the foregoing, federal, state or local tax on the Built-in Gain of the Limited Partner arising as a result of (i) the sale or distribution of the Assets after the Term or (ii) the disposition, transfer or conversion by the Limited Partner of its limited partnership interest at any time (including during the Term), shall be the sole obligation of the Limited Partner and the Partnership shall not effect a distribution under this Section 2 and Section 6.1 of the Partnership Agreement and shall have no other liability therefor under this Agreement or otherwise.

         3.   Initial Determination of its Built-in Gain.   The Limited Partner
hereby represents and warrants that as of the date of their contribution to the Partnership, the Built-in Gain of the Limited Partner in each of the Assets is as set forth on Schedule A hereto.

         4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof.

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         5.   Counterparts.  This Agreement may be executed in one or more counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts together constituting the same agreement.

         IN WITNESS WHEREOF, this Tax Indemnification Agreement has been duly executed and delivered by the respective parties on the date first above written.


                        BRANDYWINE OPERATING PARTNERSHIP, L.P.
                        By:  Brandywine Realty Trust, its general partner



                        /s/ Gerard H. Sweeney
                        ------------------------------------------------------
                        By: Gerard H. Sweeney
                        Title:  President and Chief Executive Officer



                        LAUREL OAK ROAD LLC


                        /s/ M. Sean Scarborough
                        ------------------------------------------------------
                        By: Mr. Sean Scarborough
                        Title:    Member


                        /s/ M. Sean Scarborough
                        ------------------------------------------------------
                        By:  M. Sean Scarborough

                        /s/ R. Randle Scarborough
                        ------------------------------------------------------
                        By:  R. Randle Scarborough